PROXY STATEMENT PURSUANT TO
             SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             SPEC'S MUSIC, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                Not Applicable
     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
    ............................................................................
    2) Aggregate number of securities to which transaction applies:
    ............................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ............................................................................
    4) Proposed maximum aggregate value of transaction:
    ............................................................................
    5) Total fee paid:
    ............................................................................

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:
    ............................................................................
    2) Form, Schedule or Registration Statement No.:
    ............................................................................
    3) Filing Party:
    ............................................................................
    4) Date Filed:
    ............................................................................

                                 [SPEC'S LOGO]








                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               December 12, 1997

     Notice is hereby given that the Annual Meeting of Shareholders of Spec's Music, Inc. (the "Company") will be held on Friday, December 12, 1997, at 10:00 a.m., Eastern Daylight Time, at the Radisson Mart Plaza Hotel, Salon H, 711 N.W. 72nd Avenue, Miami, Florida 33126, for the following purposes, as described in the attached proxy statement:

     A.     To elect a board of five directors to serve until the next
            Annual Meeting of Shareholders or until their successors are elected and qualified.

     B. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on October 27, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment thereof. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting.

     By order of the Board of Directors.


                                                  DOROTHY J. SPECTOR
                                                       Secretary
November 4, 1997

YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-FREE ENVELOPE.

                               SPEC'S MUSIC, INC.
                         1666 Northwest 82nd Avenue
                             Miami, Florida 33126

                  P.O. Box 520248 Miami, Florida 33152-0248
                                (305) 592-7288

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                               December 12, 1997


     This Proxy Statement has been prepared and is furnished by the Board of Directors of Spec's Music, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on December 12, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying notice of meeting.

     It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about November 7, 1997. The Company's Annual Report, including audited financial statements for the fiscal year ended July 31, 1997, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

     Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on October 27, 1997, are entitled to vote at the meeting. On that date, there were 5,300,319 issued and outstanding shares of Common Stock. The holder of each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.

     Shares represented by a properly executed proxy received in time to permit its use at the meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director and, in the discretion of the proxy holders, as to any other matter which may properly come before the meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the meeting and voting in person.

     The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmissions. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

     In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's By-Laws provide that the affirmative vote of a majority of the shares represented and entitled to vote on a matter shall be the act of the shareholders, except as otherwise provided, among other things, by Florida law. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Company's Articles of Incorporation require a greater vote). Therefore, under the Act as to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved.

     You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

                         PRINCIPAL STOCKHOLDERS AND
                     SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock, as of November 1, 1997, by each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, by each director, by each named executive officer, and by all directors and officers of the Company as a group. All shares were owned directly with sole voting and dispositive power unless otherwise indicated.


                                                    AMOUNT AND
                                                     NATURE OF           PERCENT
NAME OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP      OF CLASS
------------------------                       --------------------      --------
a)   Directors and Officers

     Ann Spector Lieff(1)(2)(3)................      1,410,346             26.1%
     President, Chief Executive
     Officer and Director
     1666 Northwest 82nd Avenue
     Miami, Florida  33126

     Rosalind Spector Zacks(1)(3)(4)............      1,348,326            25.2%
     Vice President and Director
     1666 Northwest 82nd Avenue
     Miami, Florida  33126
     Jeffrey J. Fletcher(3)(5)..................        155,998             2.9%
     Barry J. Gibbons(3)(6).....................        136,878             2.5%
     Arthur H. Hertz(3).........................         23,990                *
     Richard J. Lampen(7).......................          3,314                *
     Martin W. Spector(8).......................        105,938             2.0%
     All directors and officers as a group
      (9 persons including those
       named above)(9)..........................      3,067,784            52.8%


b)   Other Beneficial Owners

     AWM Investment Company, Inc.(10)...........        680,400            12.8%
     153 East 53rd Street, 51st Floor
     New York, New York  10022

----------------------------
(Notes on next page.)

  *    Represents ownership of less than 1%.
(1) Ms. Lieff and Ms. Zacks have entered into an agreement whereby each has granted to the other certain first refusal rights with respect to the Common Stock owned by each of them and certain rights to purchase such stock in the event of death.
(2) Does not include 2,500 shares owned by Ms. Lieff's husband, as to which Ms. Lieff disclaims beneficial ownership. Includes 8,300 shares held by the minor children of Ms. Lieff, over which Ms. Lieff shares voting and investment power with Mr. Lieff, and 122,055 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.
(3) This number represents outstanding shares of Common Stock owned by such person as of November 1, 1997 plus shares which may be purchased under stock options held by such person and presently exercisable or exercis-able within 60 days after November 1, 1997 as follows: Ann Spector Lieff, 102,581 options; Rosalind S. Zacks, 49,450 options; Arthur H. Hertz, 18,990 options; Richard J. Lampen, 1,665 options; Donald A. Molta, 55,750 options; Jeffrey J. Fletcher, 155,998 options; and Barry J. Gibbons 130,878 options.
(4) Includes 8,300 shares held by the minor children of Ms. Zacks and 122,055 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.
(5) Mr. Fletcher resigned as an officer of the Company effective July 22, 1997.
(6) Mr. Gibbons resigned as an officer and director of the Company effective June 23, 1997 and June 30, 1997, respectively.
(7) Includes 1,649 shares held by Richard J. Lampen as Custodian for Katharine and Caroline Lampen under the Florida Gift to Minors Act.
(8) Does not include 5,049 shares owned by a trust for which Mr. Spector's wife, Dorothy J. Spector, acts as trustee, as to which Mr. Spector disclaims beneficial ownership.
(9) Includes 515,312 shares which may be purchased pursuant to outstanding stock options which are presently exercisable or exercisable within 60 days after November 1, 1997. Also includes the 122,055 shares held in the Spec's Music, Inc. 401(k) Plan over which Ms. Lieff and Ms. Zacks have shared voting and investment power in their capacities as trustees of such plan.
(10) Based solely on information contained in Schedule 13G dated January 8, 1997 filed with the Securities and Exchange Commission. AWM Investment Company, Inc., a Delaware corporation ("AWM") and Austin Marxe, the President, Chief Executive Officer and primary shareholder of AWM, are deemed to have beneficial ownership of 680,400 shares of the Company's Common Stock as of December 31, 1996. AWM, a registered investment visor, serves as the sole general partner of MGP Advisors Limited Partnership, a Delaware limited partnership ("MGP"). MGP is a general partner of, and investment advisor to, the Special Situations Fund III, L.P., a Delaware limited partnership (the "Fund"). Both MGP and the Fund are deemed to have beneficial ownership of 519,400 shares of the Company's Common Stock as of December 31, 1996. AWM also serves as the investment advisor to, and general counsel of, the Special Situations Cayman Fund, L.P., a limited partnership formed under the laws of the Cayman Islands (the "Cayman Fund"). The Cayman Fund is deemed to have beneficial ownership of 161,000 shares of the Company's Common Stock as of December 31, 1996. AWM, Mr. Marxe, MGP and the Fund each have sole dispositive power with respect to the shares of Common Stock beneficially owned by each of them. AWM also has sole voting power with respect to the shares of Common Stock beneficially owned by the Cayman Fund. The Fund has sole voting power with respect to the shares of Common Stock beneficially owned by it. Mr. Marxe has shared voting power with respect to 519,400 shares of Common Stock and sole voting power with respect to 161,000 shares of Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 1997, the Company's directors and executive officers complied with all applicable filing require-ments of Section 16(a) of the Securities Exchange Act of 1934.

                            ELECTION OF DIRECTORS

    The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

     The five nominees are currently serving as directors of the Company.

                                               Business Experience
                            Age as of          During Past Five Years              Director
Name                      November 1, 1997     and Directorships                    Since
--------                  ----------------     -----------------------------        -------

Arthur H. Hertz(1)(2)........    64            Chairman of the Board and Chief        1985
                                               Executive Officer of Wometco
                                               Enterprises, Inc., f/k/a WOM Enter-
                                               prises, Inc., an entertainment
                                               services company, since 1985

Richard J. Lampen(1)(2)......    43            Executive Vice President and a         1997
                                               director of New Valley Corporation,
                                               an investment banking and real
                                               estate development firm, since 1995;
                                               Executive Vice President of Brooke
                                               Group Ltd., a New York Stock Exchange
                                               listed holding company, and BGLS Inc.,
                                               a subsidiary of Brooke Group Ltd.,
                                               which engages indirectly in the
                                               manufacture and sale of cigarettes,
                                               since 1996; Partner at Steel Hector
                                               & Davis, a law firm, between 1992
                                               and 1995; Managing Director of
                                               Salomon Brothers Inc, an investment
                                               banking firm, between 1991 and 1992;
                                               Director of PC411, Inc.

Ann Spector Lieff(3)..............   45        President and Chief Executive          1979
                                               Officer of the Company since
                                               1980

Martin W. Spector(3)..............   92        Chairman Emeritus since 1996;          1970
                                               Chairman of the Board of Directors
                                               of the Company from 1980 until 1996

Rosalind Spector Zacks(3).........   47        Vice President since 1993; Executive    1979
                                               Vice President and Treasurer of the
                                               Company between 1981 and 1993

---------------------------
(1)  Member of Stock Option and Compensation Committee.
(2)  Member of Audit Committee.
(3) Ann Spector Lieff and Rosalind Spector Zacks are sisters, and are the daughters of Martin W. Spector and Dorothy J. Spector (the Secretary of the Company). There are no family relationships between any other directors or executive officers of the Company.

                             BOARD OF DIRECTORS

GENERAL

     The Board of Directors of the Company held six meetings during fiscal 1997 and acted by written consent three times. The Board has a Stock Option and Compensation Committee and an Audit Committee. The Stock Option and Compensation Committee met one time and acted by written consent three times. The Audit Committee met one time during fiscal 1997. The Board does not have a Nominating Committee. During fiscal 1997, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

     The Stock Option and Compensation Committee sets salaries and bonuses for officers of the Company, and determines the number of stock options to be awarded to officers and eligible employees of the Company. The Audit Committee performs the following principal functions: recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and, reviews the scope of and compliance with the Company's internal controls.

COMPENSATION OF DIRECTORS

     Each director who is not an officer or employee of the Company receives an aggregate sum of $20,000, paid quarterly, for service on the Company's Board of Directors, regardless of the number of meetings the Board holds or the amount of time each director devotes to the Company. Directors who are officers or employees of the Company receive no additional compensation for attendance at Board or committee meetings. During fiscal 1997, the Company also paid $115,840 in consulting fees to Festina, a company controlled by the Company's former Chairman, Barry J. Gibbons. Festina provided strategic planning, marketing, and new business development services to the Company pursuant to the terms of a consulting agreement with the Company. The consulting agreement was terminated effective June 30, 1997. The Company did not make any other payments to directors with respect to participation on Board committees or with respect to special assignments during fiscal 1997.

     Under the 1996 Non-Employee Directors Stock Option Plan, members of the Board of Directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates ("Non-Employee Directors") receive stock options to purchase Common Stock in the Company. Each Non-Employee Director received an initial non-qualified option to purchase 20,000 shares on the date of effectiveness of such plan. Thereafter, each new Non-Employee Director receives a non-qualified option to purchase 20,000 shares when such person is first elected to the Board of Directors. In addition, each Non-Employee Director receives a non-qualified option to purchase 2,000 shares each subsequent year that he or she is re-elected. The initial 20,000 share grant becomes exercisable in monthly increments of 555 shares beginning thirty days after grant, with the grant becoming fully exercisable one year after grant. The 2,000 share grants became exercisable one year after grant. The exercise price of all options is the fair market value of the Company's Common Stock on the date of grant.

                          COMPENSATION OF OFFICERS

     The following table summarizes the compensation paid or accrued by the Company for services rendered during fiscal years 1995, 1996, and 1997 by (i) the Company's Chief Executive Officer and (ii) each of the Company's four other most highly compensated executive officers or significant employees whose total annual salary and bonus exceed $100,000.


SUMMARY COMPENSATION TABLE


                                   ANNUAL COMPENSATION

                                                                      LONG TERM
                                                                    COMPENSATION
                                                                        AWARDS
                                                                       ---------        ALL
                                                          OTHER       SECURITIES       OTHER
NAME & PRINCIPAL          FISCAL    SALARY    BONUS       ANNUAL      UNDERLYING  COMPENSATION***
   POSITION**             YEAR       ($)       ($)      COMPENSATION    OPTIONS          ($)
------------------        ------    -------   ------    ------------  ----------  -------------
ANN SPECTOR LIEFF          1997     125,000        0         *          100,000          2,963
PRESIDENT & CEO            1996     125,000        0         *                0          3,083
                           1995     173,250        0         *           15,000          3,897

ROSALIND SPECTOR           1997     107,550    3,000         *           19,200          3,572
ZACKS                      1996     107,550        0         *                0          3,864
VICE PRESIDENT             1995     137,550        0         *            7,000          4,447

JEFFRY J. FLETCHER****     1997     172,500   75,000         *              ---              0
EXECUTIVE VICE PRESIDENT,  1996     131,342        0         *          208,000              0
CHIEF OPERATING AND        1995         ---      ---       ---              ---            ---
FINANCIAL OFFICER

BARRY J. GIBBONS*****      1997     115,840       0          *              ---              0
CHAIRMAN OF THE BOARD      1996      70,000       0          *          267,766              0
                           1995         ---     ---        ---              ---            ---

-------------------------

* Aggregate amount of Other Annual Compensation for each other person is less than $50,000 or 10% of such person's annual salary and bonus.

** Donald A. Molta, the Company's Vice President and Chief Financial Officer, joined the Company in December 1996, and thus received compensation for only a portion of fiscal 1997. If Mr. Molta had been employed for a full fiscal year as of July 31, 1997, he would have been included in this table. Mr. Molta's annualized salary is $110,000, and his fiscal 1997 bonus was $10,000.

***  All Other Compensation includes:
     (a) contributions to the 401(k) Plan for Ms. Lieff in the amounts of $938, $851 and $2,135 for 1997, 1996 and 1995, respectively; and for Ms. Zacks in the amounts of $1,605, $1,656 and $1,692 for 1997, 1996 and 1995,
     respectively; (b) premiums paid for long-term disability insurance for Ms. Lieff in the amounts of $735, $942 and $1,161 for 1997, 1996 and 1995,
      respectively; and for Ms. Zacks in the amounts of $507, $748 and $922 for 1997, 1996 and 1995, respectively; and (c) premiums paid for life insurance for Ms. Lieff in the amounts of $1,290, $1,290 and $1,215 for 1997, 1996 and 1995, respectively; and for Ms. Zacks in the amounts of $1,460, $1,460 and $1,325 for 1997, 1996 and 1995, respectively.

**** Mr. Fletcher received such compensation as the principal shareholder of Transition Strategies, Inc. ("TSI"), a consulting company with which the Company contracted to receive services. The consulting contract between the Company and TSI, as well as Mr. Fletcher's term as an executive officer of the Company, terminated effective July 22, 1997.

***** Mr. Gibbons received such compensation at the principal of Festina. Mr.
      Gibbons resigned as an executive officer on June 23, 1997 and the consulting agreement between the Company and Festina was terminated effective June 30, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information regarding the grant of stock options to the named executive officers in fiscal year 1997. In addition, hypothetical gains of 5% and 10% are shown for these stock options. These hypothetical gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the stock options were granted over the full option term. No stock appreciation rights were granted during the 1997 fiscal year.

                                                                                    Potential Realizable
                                                                                       Value at Assumed
                                        % of Total                                   Annual Rates of Stock
                          Number of  Options Granted    Exercise                    Price Appreciation for
                           Options   to Employees in    Price per   Expiration            Option Term(1)
Name(2)                    Granted   Fiscal Year 1997     Share     Date                  5%         10%
---------------------     --------     -----------      ---------   -----------       --------   --------

Ann Spector Lieff(3)       100,000        24.8%          $0.6875    May 31, 2007       $34,306    $99,609
Rosalind Spector Zacks(4)   19,200        4.8%           $0.6250    February 13, 2007  $ 7,547    $19,125
Jeffrey J. Fletcher(5)           0         0%            $   ---         ---           $  ---     $  ---
Barry J. Gibbons(6)              0         0%            $   ---         ---           $  ---     $  ---


------------------------------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term, which is assumed to be 5 years for this purpose. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date that the respective options were granted through their assumed expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock.

(2) If Mr. Molta had been employed for a full fiscal year as of July 31, 1997, he would have been included in this table. Mr. Molta received options to purchase 36,000 shares of Common Stock at an exercise price of $1.00 per share and options to purchase 75,000 shares of Common Stock at an exercise price of $0.6875 per share.

(3) The options are exercisable in monthly increments of 8,333 beginning 30 days after grant.

(4)  The options are fully exercisable effective June 30, 1997.

(5) Mr. Fletcher was not an employee of the Company, but rather an employee of TSI, a consultant to the Company. The consulting agreement between the Company and TSI was terminated effective July 22, 1997.

(6)  Mr Gibbons resigned as an officer of the Company effective June 23, 1997.

AGGREGATED STOCK OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     Set forth on the following page is certain information pertaining to stock options held by the named executive officers as of July 31, 1997. None of the named executive officers exercised any stock options in the year ended July 31, 1997.


                                                          Value of Unexercised
                           Number of Unexercised          In-the-Money Options
                        Options at Fiscal Year-End        at Fiscal Year-End(1)
Name(2)                 Exercisable   Unexercisable   Exercisable   Unexercisable
-----------------       -----------   -------------   -----------   -------------
Ann Spector Lieff          45,083       102,917         $   (3)        $   (3)
Rosalind Spector Zacks     45,950         5,250             (3)            (3)
Jeffrey J. Fletcher       155,998             0             (3)            (3)
Barry J. Gibbons          130,878             0             (3)            (3)


---------------------------


(1) Based on a fair market value of $0.625 per share for the Common Stock, as determined by using the closing bid quotation on July 31, 1997.

(2) If Mr. Molta had been employed for a full fiscal year as of July 31, 1997, he would have been included in this table. Of the options held by Mr. Molta, 13,250 were exercisable and 97,750 were unexercisable as of July 31, 1997. None of such options were in the money on July 31, 1997.

(3)  Options were not in-the-money on July 31, 1997.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     GENERAL. The Company's management compensation philosophy is to attract and retain quality executives through a combination of competitive base salaries and performance-based bonuses. The Company also believes that its officers and key employees should have an equity interest in the Company, either through direct stock ownership or through ownership of stock options. As a result, the Company grants stock options to its officers and key employees.

     BASE SALARY. The Company's approach to base compensation is to offer competitive salaries in comparison to market standards. Increases in base compensation are based on the performance of the Company's executives, the performance of the Company and salaries paid to officers of similar companies. Ms. Lieff's base salary has not been increased since 1990, and was decreased in fiscal 1996.

     BONUS COMPENSATION. The Company rewards its executive officers with annual bonuses based on the performance of the Company. Bonuses are generally based on a percentage of each executive's base salary. The percentage increases as the Company surpasses a certain financial target for annual net income. Both the percentages and the financial target are generally established each year by the Stock Option and Compensation Committee. During fiscal 1997, bonuses in the amounts of $3,000 and $10,000 were paid to Ms. Zacks and Mr. Molta, respect-ively. Ms. Lieff has asked the Stock Option and Compensation Committee not to grant her a bonus during the last six fiscal years in order to maximize shareholder value.

     STOCK OPTIONS. Stock options are currently the Company's principal vehicle for payment of long-term incentive compensation. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if the Company's stock price increases. Options granted under the Company's employee stock option plan vest in annual 25% increments beginning one year after the date of the grant. Grants of stock options generally are based upon the performance of the Company, the level of the executive's position within the Company and an evaluation of the executive's past and expected future performance. The Company generally grants stock options on an annual basis. During fiscal 1997, the Stock Option and Compensation Committee awarded stock options to a group of 12 employees, who were instrumental in the Company's transition to its new broader role in the entertainment and leisure industry. These employees included Ms. Lieff, Ms. Zacks and Mr. Molta.

                                      Arthur H. Hertz
                                      Richard J. Lampen


EXECUTIVE OFFICER CONSULTING AGREEMENTS

     Effective January 1, 1996, the Company entered into a consulting agreement (the "Festina Agreement") with Barry Gibbons d/b/a Festina ("Festina"). Pursuant to the Festina Agreement, Barry J. Gibbons agreed to serve as Chairman of the Board of the Company, devote 40% of his business time to the Company, and provide advice on strategic planning, marketing and new business development for the Company. The original term of the Festina Agreement was for three years, however, either party could terminate the Festina Agreement on 30 days written notice during the term. The Festina Agreement was terminated by mutual agreement effective June 30, 1997.

     Effective January 23, 1996, the Company entered into a consulting agreement (the "TSI Agreement") with Transition Strategies, Inc. ("TSI"). Pursuant to the TSI Agreement, TSI agreed to cause Jeffrey J. Fletcher to serve as Executive Vice President and Chief Operating Officer for the Company on a full-time basis, and to provide financial consulting services to the Company. The term of the TSI Agreement was three years. The TSI Agreement was terminated, however, by mutual agreement effective July 22, 1997.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has a Stock Option and Compensation Committee which sets compensation levels for the Company's executive officers. On December 12, 1996, the Board of Directors appointed members of the Stock Option and Compensation Committee to serve for the ensuing year. These persons were Arthur H. Hertz and Cynthia Cohen. Ms. Cohen resigned from the Board of Directors effective May 1, 1997. On September 26, 1997, Mr. Richard J. Lampen was appointed to the Board of Directors, and as a member of the Stock Option and Compensation Committee. None of the members of the Stock Option and Compensation Committee during fiscal 1997 is or has been an officer of the Company.

STOCK PERFORMANCE GRAPH

     In accordance with Securities and Exchange Commission regulations, the fol-lowing graph compares the cumulative total shareholder return to the Company's stockholders during the five year period ended July 31, 1997 to the Nasdaq Index (U.S. Stocks) and the Nasdaq Retail Trade Stocks Index.

             Comparison of Five Year Cumulative Total Return (1)
         Among Spec's Music, Inc., Nasdaq (U.S.) and Nasdaq Retail
              For the Five Fiscal Years Ended July 31, 1997

                        1992   1993   1994   1995   1996   1997

NASDAQ US               100     122    125    176    191    282
NASDAQ RETAIL           100     105    103    122    132    156
SPEC'S MUSIC            100      89    105     74     32     13

                                [INSERT GRAPH]

















------------------------

(1) Assumes that the value of the investment in the Company and each index was $100 on July 31, 1992, and that all dividends are reinvested.

                   TRANSACTIONS WITH MANAGEMENT AND OTHERS

     The Company leases one of its stores from the Martin W. Spector Irrevocable Trust (the "Trust"). Dorothy J. Spector, Secretary of the Company, is a trustee of the Trust, along with her daughters, Ann Spector Lieff and Rosalind Spector Zacks, and her two sons. Ms. Lieff, Ms. Zacks, and their two brothers are the beneficiaries of the Trust. During the year ended July 31, 1997, the total rents paid to the Trust were approximately $169,000. On March 1, 1996, the Company entered into a new lease with the Trust, which extended the expiration date until March, 1999. The lease provides for an annual minimum rent of approxi-mately $164,000, subject to escalation based upon a percentage of sales.

    During fiscal 1994, the Company, as lessee, and the Rosalind S. Zacks Family 1989 Trust and the Lieff Family 1989 Trust (collectively, the "1989 Trusts"), as lessor, executed a lease for a store in St. Petersburg, Florida. Ms. Lieff is the trustee, and Ms. Zacks' son is the beneficiary, of the Rosalind S. Zacks Family 1989 Trust. William A. Lieff, the spouse of Ms. Lieff, is the trustee, and Ms. Lieff's daughter is the beneficiary, of the Lieff Family 1989 Trust. During the year ended July 31, 1997, the total rents paid to the 1989 Trusts were approximately $169,000. The lease expires on July 31, 2000 and provides the Company with the right to renew the lease for two additional five-year terms under the same terms and conditions as set forth in the initial term. The lease provides for an annual minimum rental of $140,000, plus capped cost-of-living adjustments commencing in the fourth year of the lease term, and additional rent based upon a percentage of gross sales from the leased premises.

     In addition, under each of the leases described above, the Company is, or will be, responsible for all expenses incurred in connection with maintenance, real estate taxes and insurance of the respective properties. The Company believes that the terms of the leases are, or will be, no less favorable to the Company than would be obtainable from unaffiliated parties.


                       INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, Certified Public Accountants, 100 Southeast Second Street, Suite 2500, Miami, Florida 33131-2135, as independent public accountants of the Company for the ensuing year. The firm was the independent public accountants of the Company for the fiscal year ended July 31, 1997. A representative of Deloitte & Touche LLP is expected to be present at the meeting with the opportunity to make a state-ment if such representative desires to do so and is expected to be available to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

     Shareholder proposals which are to be considered for inclusion in the proxy materials of the Company for its 1998 Annual Meeting of Shareholders must be received by the Company by July 6, 1998. Such proposals must comply with requirements as to the form and substance established by applicable law and regulations in order to be included in the proxy statement.

                            ADDITIONAL INFORMATION

     The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

     Kindly date, sign and return the enclosed proxy card.

                                        By Order of the Board of Directors

                                                 DOROTHY J. SPECTOR

                         SPEC'S MUSIC, INC.
                    1666 NORTHWEST 82ND AVENUE
                        MIAMI, FLORIDA 33126

                 THIS PROXY IS SOLICITED ON BEHALF
                     OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Martin W. Spector and Dorothy J. Spector, and each of them, with power of substitution, proxies of the undersigned, to vote all the shares of common stock of Spec's Music, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on December 12, 1997, or any adjournment thereof, upon the matter referred to on the reverse side and, in their discretion, upon any other business as may come before the meeting.


              (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                       [FOLD AND DETACH HERE]


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSALS.
                                                                       Please mark
                                                                       your votes as  [X]
                                                                       indicated in
                                                                       this example


1.  ELECTION OF DIRECTORS
FOR           WITHHOLD         Arthur H. Hertz        Ann S. Lieff      Richard J. Lampen
all nominees  AUTHORITY        Martin W. Spector    Rosalind S. Zacks
except as     to vote for
indicated     all nominees
   [  ]          [  ]          (INSTRUCTION: To withhold authority to vote
                               for any individual nominee, strike a line
                               through that nominee's name in the list above).

                                           This Proxy when properly executed will be
                                           voted in the manner directed herein by the
                                           undersigned shareholder. If no direction is
                                           made, this proxy will be voted FOR the
                                           proposals as set forth herein.

                                           The undersigned acknowledges receipt of Notice
                                           of Annual  Meeting of Shareholders dated
                                           November 4, 1997, and the accompanying Proxy
                                           Statement.

                                           Dated:__________________________________, 1997

                                           _____________________________________________
                                                               Signature

                                           Please sign exactly as name appears herein.
                                           When shares are held by joint tenants, both
                                           should sign. When signing as attorney,
                                           executor, administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full corporate
                                           name by President or other authorized
                                           officer. If a partnership, please sign in
                                           partnership name by authorized person.
                                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                           CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                [FOLD AND DETACH HERE]